UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

SWINGPLANE VENTURES, INC.
Exact name of registrant as specified in its charter

Nevada	000-54571	27-2919616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alcantara 200, piso 6, Las Condes, Santiago, Chile	7550159
(Address of principal executive offices)	(Zip Code)

(800) 373-0537
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On May 27, 2013, the Company negotiated an extension on the notice of Default that was filed pursuant to an Option Agreement and amendments thereto with it wholly owned subsidiary, Mid Americas Corp.   Under the terms of the extension agreement, the Company is required to pay approximately $55,000 in property maintenance fees on or before June 15, 2013.    Further the Optionors have agreed to evaluate Swingplane’s proposal to renegotiate the existing Option Agreements and the amendements thereto at such time as the Optionees, in attendance with potential joint venture partners, attend at the property on or about June 7, 2013.

Management will travel back to Chile to attend the property visit with a potential joint venture partner and to negotiate a joint venture and new terms under the Option Agreement at that time, if possible.

Should management be unable to negotiate a new agreement, then the ability to cure the default will only be available until July 1, 2013 at which time the Company will lose all rights and interest in and to the Property.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events

On May 30, 2013, he Company published a press release related to the current status of the Option Agreement and a potential joint venture partner.   A copy of the press release is appended as Item 99.1 to this filing on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item  9.01        Financial Statements and Exhibits.

 (d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Letter of Extension between Optionors, the Company and Mid Americas	Filed herewith
99.1	Press Release dated May 30, 2013	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWINGPLANE VENTURES, INC.

Date:	May 31, 2013	By:	/s/ Carlos De la Torre
		Name:	Carlos De la Torre
		Title:	President, Chief Executive Officer (Principal Executive Officer), Secretary, and Chief Financial Officer (Principal Financial Officer) and Director